[                    ] Common Units

STONEMOR PARTNERS L.P.

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

[                    ], 2004

LEHMAN BROTHERS INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH, INCORPORATED

UBS SECURITIES, LLC

RAYMOND JAMES & ASSOCIATES, INC.

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), proposes to sell [                ] common units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”). In addition, the Partnership proposes to grant to the Underwriters named in Schedule 1 hereto (the “Underwriters”) an option to purchase up to an additional [                ] Common Units on the terms and for the purposes set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” This is to confirm the agreement among (i) the Partnership, (ii) StoneMor GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), (iii) StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), (iv) CFSI LLC, a Delaware limited liability company (“CFSI LLC”), (v) Cornerstone Family Services LLC, a Delaware limited liability company (“Cornerstone LLC”), and (vi) McCown De Leeuw & Co., Inc., a [California] corporation (“MDC”) (collectively, the “StoneMor Parties”) and the Underwriters concerning the purchase of the Units from the Partnership by the Underwriters.

It is understood and agreed to by all parties that the Partnership was formed to acquire, own and operate cemeteries, funeral homes and other assets formerly owned, directly or indirectly, by CFSI LLC, and to provide related products and services, as described more particularly in the Prospectus (as defined in Section 1(a) hereof). It is further understood and agreed to by all parties that, as of the First Delivery Date (as defined in Section 4 hereof): (i) Cornerstone LLC will be wholly owned by MDC, the individuals listed on Schedule 2 hereto (such individuals referred to herein as “Management”) and the entities and individuals set forth on Schedule 3 hereto, (ii) CFSI LLC will be wholly owned by Cornerstone LLC, MDC and Management, (iii) CFSI LLC will own a 100% capital interest in the General Partner, Management will own a         % profit interest in the General Partner and Cornerstone LLC will own a         % profit interest in the General Partner], (iv) the General Partner will be the sole general partner of the Partnership, (v) the Operating Company will be wholly owned by the Partnership and (vi) each of the entities listed on Schedule 4 hereto (collectively, the “Operating Subsidiaries” and each individually an “Operating Subsidiary”) will be wholly owned, directly or indirectly, by the Operating Company.

Prior to the date of this Agreement, the following transactions occurred pursuant to [describe agreement or agreements]:

(a) Cornerstone Family Services, Inc., the predecessor to CFSI LLC (“Cornerstone Inc.”), formed a new corporation in Virginia and Maryland (each a “New Parent”).

(b) Cornerstone Inc. formed a new corporation under local law for each first or second tier subsidiary of Cornerstone Inc. (each a “Subsidiary”) directly owning a cemetery (each a “Cemetery Subsidiary”) in each state in which Cornerstone Inc. operates other than Pennsylvania and one into which PMSI, Inc. will merge (each a “NQ Subsidiary”). The NQ Subsidiaries succeeded to all of the nonqualifying income generating activities (the “NQ Assets”) of each of the Cemetery Subsidiaries after the Cemetery Subsidiaries converted or merged into limited liability companies.

(c) Each NQ Subsidiary formed in Connecticut, Maryland, New Jersey, Ohio, Rhode Island or West Virginia formed a limited liability company under the law of its jurisdiction of incorporation (each a “Cemetery LLC”).

(d) Each Pennsylvania Cemetery Subsidiary formed a Pennsylvania limited liability company (also a “Cemetery LLC”) and each such Cemetery LLC formed a Pennsylvania limited liability company (an “NQ LLC”).

In Pennsylvania:

(e) The Mausoleum Construction Co. was merged with and into Bedford County Memorial Park, Inc.

(f) Woodlawn Memorial Gardens, Inc., Chartiers Cemetery Company, Mount Lebanon Cemetery Company, Prospect Hill Cemetery Company, The Prospect Cemetery and The Mausoleum Construction Co. were converted from statutory nonprofit corporations to statutory profit corporations.

(g) Cornerstone Inc. contributed to Laurelwood Holding Company (“Laurelwood”) (1) the stock of all 17 other Pennsylvania Subsidiaries, (2) certain related dividend notes, (3) the stock of Willowbrook Management Corporation and (4) certain related receivables (including a receivable from Mt. Airy Cemetery, Inc.)

(h) Each Pennsylvania Cemetery Subsidiary (20 Pennsylvania corporations) merged into a Pennsylvania Cemetery LLC.

(i) Each Pennsylvania Cemetery LLC conveyed its NQ Assets to its Pennsylvania NQ LLC.

(j) The Pennsylvania Cemetery LLC succeeding to CMS West Inc. distributed its interest in the three Pennsylvania Cemetery LLCs resulting from the merger of the second tier subsidiaries into limited liability companies and the ownership interests in two nonprofit entities, The Coraopolis Cemetery Company and Woodlawn Memorial Park Association, to Laurelwood and each Pennsylvania Cemetery LLC then owned by Laurelwood (a total of 20) distributed any interest in a Pennsylvania NQ LLC to Laurelwood.

(k) Laurelwood distributed the interests in all 20 Pennsylvania Cemetery LLCs it owned to Cornerstone Inc.

(l) Cornerstone Inc. recapitalized the stock of Laurelwood into common stock and tracking stock and contributed the tracking stock to the respective Pennsylvania Cemetery LLCs.

In Delaware:

(m) Cornerstone Inc. contributed the stock of all 4 Delaware Subsidiaries and both Delaware limited liability companies, along with certain related receivables, owned by it to the Delaware NQ Subsidiary.

(n) Henlopen Memorial Park, Inc. (“Henlopen”) converted to a limited liability company (also a “Cemetery LLC”).

(o) The Delaware Cemetery LLC resulting from the conversion of Henlopen distributed to the Delaware NQ Subsidiary all its NQ Assets.

(p) The Delaware NQ Subsidiary distributed its interest in the Delaware Cemetery LLC to Cornerstone Inc.

(q) Cornerstone Inc. contributed the stock of the Delaware NQ Subsidiary to the Delaware Cemetery LLC.

In Maryland:

(r) Cornerstone Inc. contributed the stock of each of the 9 Maryland Cemetery Subsidiaries along with certain related receivables to the Maryland NQ Subsidiary formed for it.

(s) Each Maryland Cemetery Subsidiary merged into its Maryland Cemetery LLC.

(t) Each Maryland Cemetery LLC distributed its NQ Assets to its parent Maryland NQ Subsidiary.

(u) Each of the Maryland NQ Subsidiaries distributed its interest in its Maryland Cemetery LLC to Cornerstone Inc.

(v) Cornerstone Inc. contributed the stock of each of the Maryland NQ Subsidiaries to the Maryland Cemetery LLC formed for it.

In New Jersey:

(w) Cornerstone Inc. contributed the stock of Arlington Development Company and Legacy Estates, Inc., along with certain related receivables, to the New Jersey NQ Subsidiary.

In Virginia:

(x) PMSI, Inc. will merge into the NQ Sub formed for it.

(y) Cornerstone Inc. contributed the stock of each of the 20 first tier Virginia Cemetery Subsidiaries (all Virginia Subsidiaries other than the PMSI NQ Subsidiary), along with certain related receivables, to the Virginia NQ Subsidiary formed for it.

(z) All such Virginia Subsidiaries and Southern Memorial Sales, Inc. (“Southern”) and Kiris, Inc. (second tier subsidiaries of CFSI LLC and first tier subsidiaries of PMSI, Inc., now the PMSI NQ Subsidiary) converted into limited liability companies (each a “Cemetery LLC”).

(aa) Each Virginia Cemetery LLC distributed its NQ Assets to its parent Virginia NQ Subsidiary or, in the case of Southern and Kiris, Inc., to PMSI, Inc.

(bb) Each Virginia NQ Subsidiary and the PMSI NQ Subsidiary (also an “NQ Subsidiary”) distributed its interest in its Virginia Cemetery LLC (a total of 22) to Cornerstone Inc.

(cc) Cornerstone Inc. contributed the stock of each Virginia NQ Subsidiary to its Virginia Cemetery LLC.

In Alabama, Georgia, Ohio, Rhode Island, Tennessee and West Virginia:

(dd) Cornerstone Inc. contributed the stock of each Cemetery Subsidiary formed in Alabama, Georgia, Ohio, Rhode Island, Tennessee and West Virginia, along with certain related receivables, to the NQ Subsidiary formed for it and, in the case of the West Virginia NQ Subsidiary, Cornerstone Inc. also contributed to it the stock of (1) Osiris Telemarketing Corporation and (2) Osiris Management Inc.

(ee) Each Cemetery Subsidiary converted or merged into a limited liability company (also a “Cemetery LLC”).

(ff) Each of the Cemetery LLCs distributed its NQ Assets to its parent NQ Subsidiary.

(gg) Each NQ Subsidiary distributed its Cemetery LLC to Cornerstone Inc.

(hh) Cornerstone Inc. contributed the stock of each NQ Subsidiary to the Cemetery LLC formed for it.

(ii) Certain NQ Subs distributed promissory notes (the “Sub Notes”) to, and payable to, their Cemetery LLC parents.

(jj) Cornerstone Inc. converted to CFSI LLC, a Delaware limited liability company, with its preferred stock being converted to a preferred interest (the “CFSI Preferred Interests”).

(kk) The Operating Company will enter into a senior secured credit agreement (the “Credit Agreement”) providing for a $15 million working capital facility and a $25 million acquisition facility.

(ll) The Partnership will enter a note purchase agreement (the “Note Purchase Agreement”) with certain institutional investors providing for the issuance by the Partnership of $71 million of [        ]% senior notes due 2014 (the “Notes”).

On or prior to the First Delivery Date, the following transactions will occur:

(mm) CFSI LLC will convey (1) the interests in each of the Cemetery LLCs, (2) the receivables due from various cemetery associations and (3) the stock of the New Jersey NQ Subsidiary to the Operating Company as a capital contribution subject to the secured debt of CFSI LLC encumbering the assets conveyed to the Operating Company with respect to (i) CFSI LLC’s term loan in the amount of $106.6 million and (ii) CFSI LLC’s credit facility and in exchange for the assumption by the Operating Company of all of the outstanding debt of CFSI LLC.

(nn) CFSI LLC will contribute to the General Partner an interest (the “Interest”) in the Operating Company with a value of 2/49% of the expected equity value of the Partnership attributable to Common Units after the First Delivery Date.

(oo) The General Partner will convey the Interest to the Partnership in exchange for a continuation of its 2% general partner interest in the Partnership and the Incentive Distribution Rights (as defined in the Partnership Agreement (as defined in Section 1(h) hereof));CFSI LLC will contribute its remaining interests in the Operating Company to the Partnership in exchange for (1) [            ] Subordinated Units (as defined in the Partnership Agreement) and (2) [            ] Common Units,

(pp) The public offering of the Firm Units contemplated by this Agreement will be consummated.

(qq) The Partnership will pay expenses related to the public offering and contribute the net proceeds of the public offering to the Operating Company as a capital contribution.

(rr) The Partnership will issue the Notes, pay the expenses related to the offering of the Notes and contribute the net proceeds of the offering of the Notes to the Operating Company as a capital contribution.

(ss) The Operating Company will use the proceeds of the capital contribution received from the Partnership to retire a portion of the CFSI LLC debt assumed by the Operating Company.

(tt) Certain NQ Subs will borrow funds in the amount of the Sub Notes and use the proceeds to retire the Sub Notes; in turn, the Cemetery LLCs receiving those funds will distribute them to the Operating Company.

(uu) The Operating Company will borrow additional funds pursuant to the Credit Agreement sufficient (along with funds received pursuant to clause (tt) to retire, and will retire, its remaining debt.

After the First Delivery Date, the following transactions will occur:

(vv) Cornerstone LLC will be dissolved and all of its assets, subject to any liabilities, will be distributed to the owners of Cornerstone LLC.

(ww) If regulatory approval is obtained, the Maryland Cemetery LLCs will contribute the stock in the Maryland NQ Subsidiaries to the Maryland New Parent in exchange for tracking stock, and the Maryland NQ Subsidiaries will merge into limited liability companies.

(xx) If regulatory approval is obtained, the Virginia Cemetery LLCs will contribute the stock of the Virginia NQ Subsidiaries to a Virginia New Parent in exchange for tracking stock and the Virginia NQ Subsidiaries will convert into limited liability companies.

(yy) At such time as the CFSI Preferred Interests are fully redeemed, CFSI LLC will dissolve and distribute its interest in the General Partner, the Subordinated Units, any Common Units and any other assets pro rata to the owners of CFSI LLC.

The transactions described above in clauses (e) through (uu) are referred to as the “Transactions.” In connection with the Transactions, the parties to the Transactions entered into various transfer agreements, bills of sale, assignments, conveyances, contribution agreements and related documents (collectively, the “Contribution Documents”). The mergers described in clauses (e), (h), (s) and (ee) above are referred to herein as the “Mergers” and the conversions from corporations to limited liability companies described in clauses (f), (n), (z), (ee) and (jj) above are referred to herein as the “Conversions.” In connection with the consummation of the Mergers and the Conversions, the subsidiaries of the Operating Company and certain of their predecessors entered into, as applicable, merger agreements, limited liability company agreements, and certificates and articles of merger and articles of conversion (the

“Merger and Conversion Documents”). The Merger and Conversion Documents, the Contribution Documents, the Credit Agreement, the Notes, the Note Purchase Agreement, the Omnibus Agreement to be dated the [First Delivery Date] among [describe MDC parties], the General Partner, the Partnership, CFSI LLC and the Operating Company (the “Omnibus Agreement”), and the Contribution, Conveyance and Assumption Agreement to be dated the [First Delivery Date] among the Partnership, the General Partner, CFSI LLC and the Operating Company (the “Contribution Agreement”), are collectively referred to herein as the “Transaction Documents.” The StoneMor Parties and the Operating Subsidiaries are referred to collectively as the “StoneMor Entities.”

The General Partner, the Partnership, the Operating Company and the Operating Subsidiaries are hereinafter referred to collectively as the “Partnership Entities.” The Operating Subsidiaries identified as limited liability companies on Schedule 4 are referred to collectively as the “Operating LLCs.” The Operating Subsidiaries identified as corporations on Schedule 4 are referred to collectively as the “Operating Corporations.”

1. Representations, Warranties and Agreements of the StoneMor Parties. The StoneMor Parties, jointly and severally, represent, warrant and agree that:

(a) Definitions; No Stop Order. A registration statement on Form S-1 (File No. 333-114354) with respect to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Partnership to you. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Partnership with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations; “Registration Statement” means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and “Prospectus” means the prospectus in the form first used to confirm sales of Units. If the Partnership has filed an abbreviated registration statement to register additional Common Units pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

(b) No Material Misstatements or Omissions. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will, when they become effective, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus conforms, and any further amendments or supplements to the Prospectus will, when they are filed with the Commission, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable filing date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. Each of the statements made by the Partnership in such documents within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any projections, results of operations or statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information concerning the Underwriters furnished to the Partnership by or on behalf of any Underwriter specifically for inclusion in the Registration Statement or Prospectus.

(c) Formation and Qualification of the Partnership. The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), and is, or at each Delivery Date (as defined in Section 4 hereof) will be, duly registered or qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not (i) have a material adverse effect on the consolidated financial position, partners’ equity, results of operations, business or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability. The Partnership has all partnership power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at each Delivery Date, to assume the liabilities assumed or to be assumed by it pursuant to the Transaction Documents and to conduct its business as currently conducted or to be conducted at each Delivery Date, in each case in all material respects as described in the Registration Statement and the Prospectus.

(d) Formation and Qualification of the General Partner and the Operating Company. Each of the General Partner and the Operating Company has been duly formed and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), and is, or at each Delivery Date will be, duly registered or qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not (i) have a

Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability. Each of the General Partner and the Operating Company has all limited liability company power and authority necessary to own or lease its properties, to assume the liabilities assumed or being assumed by it pursuant to the Transaction Documents and to conduct its business and, with respect to the General Partner, to act as the general partner of the Partnership, in each case in all material respects as described in the Registration Statement and Prospectus.

(e) Formation and Qualification of the Operating Corporations. Each of the Operating Corporations has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation as indicated on Schedule 2 hereto, and is, or at each Delivery Date will be, duly registered or qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability. Each Operating Corporation has all corporate power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at each Delivery Date, to assume the liabilities assumed or to be assumed by it pursuant to the Transaction Documents and to conduct its business as currently conducted or to be conducted at each Delivery Date, in each case in all material respects as described in the Registration Statement and the Prospectus.

(f) Formation and Qualification of the Operating LLCs. Each of the Operating LLCs has been duly formed and is validly existing as a limited liability company in good standing under the laws of the state of its formation as indicated on Schedule 2 hereto, and each is, or at each Delivery Date will be, duly registered or qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify would not (i) have a Material Adverse Effect, or (ii) subject the limited partners of the Partnership to any material liability or disability. Each Operating LLC has all limited liability company power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at each Delivery Date, to assume the liabilities assumed or to be assumed by it pursuant to the Transaction Documents and to conduct its business as currently conducted or to be conducted at each Delivery Date, in each case in all material respects as described in the Registration Statement and the Prospectus.

(g) Formation and Good Standing of Cornerstone LLC and CFSI LLC. Each of Cornerstone LLC and CFSI LLC has been duly formed and is validly existing as a limited liability company in good standing under the Delaware LLC Act. Each of Cornerstone LLC and CFSI LLC has all limited liability company power and authority necessary to own or lease its properties currently owned or leased or to be owned or leased at each Delivery Date, to assume the liabilities assumed or to be assumed by it pursuant to the Transaction Documents and to conduct its business as currently conducted or to be conducted at each Delivery Date, in each case in all material respects as described in the Registration Statement or the Prospectus.

(h) Ownership of the General Partner Interest in the Partnership. At each Delivery Date, after giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest will be duly authorized and validly issued in accordance with the partnership agreement of the Partnership (as the same may be amended or restated at or prior to each Delivery Date, the “Partnership Agreement”); and the General Partner will own such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, equities, charges and other claims.

(i) Ownership of the Sponsor Units and the Incentive Distribution Rights. Assuming no purchase by the Underwriters of Option Units on the First Delivery Date, at the First Delivery Date, after giving effect to the Transactions, CFSI LLC will own [            ] Common Units and [            ] Subordinated Units (collectively, the “Sponsor Units”) and the General Partner will own 100% of the Incentive Distribution Rights. All of such Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption “The Partnership Agreement—Limited Liability”); and CFSI LLC and the General Partner will own such Sponsor Units and such Incentive Distribution Rights, in each case, free and clear of all liens, encumbrances, security interests, equities, charges and other claims except, with respect to the Incentive Distribution Rights, restrictions on transferability described in the Prospectus.

(j) Valid Issuance of the Units. At the First Delivery Date, there will be issued to the Underwriters the Firm Units (assuming no purchase by the Underwriters of Option Units on the First Delivery Date); at the First Delivery Date or the Second Delivery Date (as defined in Section 4 hereof), as the case may be, the Firm Units and the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly and validly authorized by the Partnership Agreement and, when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by matters described in the Prospectus under the caption “The Partnership Agreement—Limited Liability”). Other than the Sponsor Units owned by CFSI LLC and the Incentive Distribution Rights owned by the General Partner, the Units will be the only limited partner interests of the Partnership issued and outstanding at each Delivery Date.

(k) Ownership of the General Partner. At each Delivery Date, after giving effect to the Transactions, CFSI LLC will be the sole member of the General Partner with a 100% membership interest in the General Partner [and Cornerstone LLC and Management will own a [            ]% and [            ]% profits interest, respectively, in the

General Partner]; such membership and profits interests will be duly authorized and validly issued in accordance with the Operating Agreement of the General Partner (as the same may be amended or restated at or prior to each Delivery Date, the “General Partner Operating Agreement”) and will be fully paid (to the extent required under the General Partner Operating Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and CFSI LLC, Cornerstone LLC and Management will own such membership and profit interests free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, equities, charges and other claims.

(l) Ownership of Cornerstone LLC. At each Delivery Date, after giving effect to the Transactions, MDC, Management and the entities and individuals set forth on Schedule 3 hereto will own a 90.8%, 3.9% and 5.3% membership interest, respectively, in Cornerstone LLC; such membership interests will be duly authorized and validly issued in accordance with the Operating Agreement of Cornerstone LLC (as the same may be amended and restated at or prior to each Delivery Date, the “Cornerstone LLC Operating Agreement”), and MDC, Management and the entities or individuals set forth on Schedule 3 hereto will own such membership interests free and clear of all liens, encumbrances, security interests, equities, charges and other claims.

(m) Ownership of CFSI LLC. At each Delivery Date, after giving effect to the Transactions, Cornerstone LLC, MDC and Management will own a 85%, 11.3% and 3.7% common membership interest, respectively, in CFSI LLC and MDC and Management will own a 96.3% and 3.7% preferred membership interest, respectively, in CFSI LLC; such membership interests will be duly authorized and validly issued in accordance with the Operating Agreement of CFSI LLC (as the same may be amended and restated at or prior to each Delivery Date, the “CFSI LLC Operating Agreement”), and Cornerstone LLC, MDC and Management will own such membership interests free and clear of all liens, encumbrances, security interests, equities, charges and other claims.

(n) Ownership of the Operating Company. At each Delivery Date, after giving effect to the Transactions, the Partnership will be the sole member of the Operating Company with a 100% membership interest in the Operating Company; such membership interest will be duly authorized and validly issued in accordance with the Operating Agreement of the Operating Company (as the same may be amended or restated at or prior to each Delivery Date, the “Operating Company Operating Agreement”) and will be fully paid (to the extent required under the Operating Company Operating Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership will own such membership interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, equities, charges and other claims.

(o) Ownership of the Operating Corporations. At each Delivery Date, after giving effect to the Transactions, the owners of the stock of each Operating Corporation will be as set forth on Schedule 4 provided that the non-profit entities identified on Schedule 4 do not have any owners; all such stock will be duly authorized and validly issued in accordance with the certificate or articles of incorporation and bylaws of each Operating Corporation (collectively, the “Operating Corporations Operative Documents” and, as to each individual Operating Corporation, the “Operating Corporation Operative Documents”) and will be fully paid (to the extent required under the applicable Operating Corporation Operative Documents) and nonassessable; and the owners will own all such stock free and clear of all liens, encumbrances, security interests, equities, charges and other claims.

(p) Ownership of the Operating LLCs. At each Delivery Date, after giving effect to the Transactions, the owners of the membership interests of each Operating LLC will be as set forth on Schedule 4 [provided that the non-profit entities identified on Schedule 4 do not have any owners]; all such membership interests will be duly authorized and validly issued in accordance with the certificate of formation and limited liability company agreement of each Operating LLC (collectively, the “Operating LLCs Operative Documents” and, as to each individual Operating LLC, the “Operating LLC Operative Documents”) and will be fully paid (to the extent required under the applicable Operating LLC Operative Documents) and nonassessable (except as such nonassessability may be affected by the limited liability company laws applicable to such Operating LLC); and the owners will own all such membership interests free and clear of all liens, encumbrances, security interests, equities, charges and other claims.

(q) No Other Subsidiaries. Other than its ownership of its 2.0% general partner interest in the Partnership and the Incentive Distribution Rights, the General Partner does not own, and at each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of 100% membership interest in the Operating Company and (ii) the Operating Company’s 100% direct or indirect ownership of each Operating Subsidiary except as set forth on Schedule 4 [won’t own non-profits], neither the Partnership nor the Operating Company owns, and at each Delivery Date, neither will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than the subsidiaries listed on Schedule 4 for each Operating Subsidiary (each of which is an Operating Subsidiary), if any, no Operating Subsidiary owns, and at each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(r) No Preemptive Rights, Registration Rights or Options. Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of any of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any of the Partnership Entities other than as provided in the Prospectus and the Partnership Agreement or as have been waived. Except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units, Subordinated Units or other interests in the Partnership, (B) any membership interests in the General Partner or the Operating Company or (C) any shares of stock or membership interests, as applicable, in any Operating Subsidiary.

(s) Capitalization. As of [                    , 2004], the Partnership would have had, on the consolidated pro forma basis indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein.

(t) Effective Date of Mergers and Conversions. All Merger and Conversion Documents relating to each of the Mergers and the Conversions required to be filed were filed prior to the date of this Agreement, and the Mergers and Conversions became effective under the laws of the jurisdiction applicable to each such Merger or Conversion prior to the date of this Agreement.

(u) Authority and Authorization. The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement, (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement and (iii) the Notes, in accordance with and upon the terms and conditions set forth in the Note Purchase Agreement. At each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the StoneMor Entities or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units, the Incentive Distribution Rights and the Notes, the execution and delivery by the StoneMor Entities of the Operative Agreements and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

(v) Enforceability of Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the StoneMor Parties and constitutes the valid and legally binding agreement of each of the StoneMor Parties, enforceable against each of them in accordance with its terms; provided that the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity, contribution and exoneration provisions contained hereunder may be limited by applicable laws and public policy.

(w) Enforceability of Other Agreements. At or before the First Delivery Date:

(i) the General Partner Operating Agreement will have been duly authorized, executed and delivered by CFSI LLC and will be a valid and legally binding agreement of CFSI LLC, enforceable against CFSI LLC in accordance with its terms;

(ii) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and the Organizational Limited Partner (as defined in the Partnership Agreement) and will be a valid and legally binding agreement of the General Partner and the Organizational Limited Partner, enforceable against the General Partner and the Organizational Limited Partner in accordance with its terms;

(iii) the Operating Company Operating Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(iv) each of the Operating LLCs Operative Documents will have been duly authorized, executed and delivered by the Operating Company, the other Operating LLCs and any other necessary parties, as applicable, and will be a valid and legally binding agreement of the respective parties, enforceable against the respective parties in accordance with its terms;

(v) the Omnibus Agreement will have been duly authorized, executed and delivered by each of [describe MDC parties], the General Partner, the Partnership, CFSI LLC and the Operating Company and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

(vi) the Credit Agreement will have been duly authorized, executed and delivered by the Operating Company and will be a valid and legally binding agreement of the Operating Company, enforceable against the Operating Company in accordance with its terms;

(vii) the Notes and the Note Purchase Agreement will have been duly authorized, executed and delivered by the Partnership, the Operating Company and the Operating Subsidiaries and will be valid and legally binding agreements of the Partnership, the Operating Company and the Operating Subsidiaries, enforceable against the Partnership, the Operating Company and the Operating Subsidiaries in accordance with their respective terms;

(viii) each of the Contribution Documents, the Merger and Conversion Documents and the Contribution Agreement will have been duly authorized, executed and delivered by the StoneMor Entities party thereto and will be valid and legally binding agreements of the StoneMor Entities party thereto, enforceable against such parties in accordance with their respective terms;

provided that, with respect to each agreement described in this Section 1(w), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

The General Partner Operating Agreement, the CFSI LLC Operating Agreement, the Cornerstone LLC Operating Agreement, the Partnership Agreement, the Operating Company Operating Agreement, the Operating LLCs Operative Documents, as the same may be amended or restated at or prior to the First Delivery Date, the Contribution Documents, the Merger and Conversion Documents and the Contribution Agreement are herein collectively referred to as the “Operative Agreements.”

(x) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units and the Notes, the execution, delivery and performance of this Agreement and the Operative Agreements by the StoneMor Entities, which are parties hereto and thereto, and the consummation of the transactions contemplated hereby and thereby (including the Transactions) (i) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the StoneMor Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the StoneMor Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the StoneMor Entities or any of their properties in a proceeding to which any of them or their property is or was a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the StoneMor Entities (other than liens created pursuant to the Credit Agreement and the Note Purchase Agreement), which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would have, individually or in the aggregate, a Material Adverse Effect.

(y) No Consents. Except for (i) the registration of the Units under the Securities Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act of 1934, as amended (the “Exchange Act”) and applicable state securities laws in connection with the purchase and distribution of the Units by the Underwriters, (iii) such consents that have been, or prior to each Delivery Date will be, obtained, (iv) such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, and (v) as disclosed in the Prospectus, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the StoneMor Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units or the Notes, the execution, delivery and performance of this Agreement and the Operative Agreements by any of the StoneMor

Entities and the consummation of the transactions contemplated hereby and thereby (including the Transactions).

(z) No Default. None of the StoneMor Entities (i) is in violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, which default or violation in the case of clause (ii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the StoneMor Entities to perform their obligations under this Agreement or the Operative Agreements. To the knowledge of the StoneMor Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the StoneMor Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which default would, if continued, have a Material Adverse Effect.

(aa) Conformity to Description of Units, Sponsor Units, Incentive Distribution Rights and Notes. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement against payment therefor as provided herein, the Sponsor Units and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement, and the Notes, when issued and delivered in accordance with the terms of the Note Purchase Agreement, will conform in all material respects to the descriptions thereof contained in the Prospectus.

(bb) No Material Adverse Change. No Partnership Entity has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any material change in the capitalization or long-term debt of any Partnership Entity or any material adverse change, or any development involving, or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, partners’ equity, members’ equity, results of operations, business or prospects of the Partnership Entities, taken as a whole, otherwise than as set forth or contemplated in the Prospectus. Since the date of the latest audited financial statements included in the Prospectus, none of the Partnership Entities has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Partnership Entities, taken as a whole.

(cc) Financial Statements. The historical consolidated financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby on the basis stated therein, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The summary historical and pro forma financial and operating information set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) under the caption “Summary Historical and Pro Forma Financial and Operating Data” and the selected historical and pro forma financial and operating information set forth under the caption “Selected Historical and Pro Forma Financial and Operating Data” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements, as applicable, from which it has been derived. The pro forma financial statements of the Partnership included in the Registration Statement and Prospectus (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the applicable requirements of Article 11 of Regulation S-X of the Securities Act; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the General Partner, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements.

(dd) Independent Public Accountants. Deloitte & Touche LLP, who has certified or shall certify certain financial statements of the Partnership Entities and CFSI LLC, the Partnership’s predecessor, whose report appears in the Prospectus and who has delivered the letters referred to in Section 7(h) hereof, were independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported.

(ee) Title to Properties. At each Delivery Date, the Operating Company and the Operating Subsidiaries will have good and indefeasible title to all real property and good title to all personal property described in the Prospectus to be owned by the Operating Company and the Operating Subsidiaries, in each case free and clear of all liens, claims, security interests and other encumbrances except (i) as described, and subject to the limitations contained, in the Prospectus, (ii) that arise under the Credit Agreement and the Notes Agreement, (iii) that arise from indebtedness expressly assumed by the Operating Company or any of the Operating Subsidiaries pursuant to the Transaction Documents, and (iv) as do not materially affect the value of such property taken as a whole and do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Prospectus, provided that, with respect to any real property and buildings held under lease by the Operating Company and the Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the

Partnership Entities taken as a whole as they have been used in the past as described in the Prospectus and are proposed to be used in the future as described in the Prospectus.

(ff) Insurance. The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance (including after giving effect to the Transactions), and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Delivery Date.

(gg) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the StoneMor Parties, threatened against any of the StoneMor Entities, or to which any of the StoneMor Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been described in the Registration Statement or Prospectus or filed as exhibits to the Registration Statement.

(hh) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any StoneMor Entity on the one hand, and the directors, officers, stockholders, customers or suppliers of any StoneMor Entity on the other hand that is required to be described in the Prospectus that is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any StoneMor Entity to or for the benefit of any of the officers or directors of any StoneMor Entity or their respective family members, except as disclosed in the Registration Statement and the Prospectus. No StoneMor Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any StoneMor Entity.

(ii) Sarbanes-Oxley Act of 2002. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002.

(jj) No Labor Dispute. Except as disclosed in the Prospectus, no labor dispute with the employees of any Partnership Entity exists or, to the knowledge of each StoneMor Party, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.

(kk) Tax Returns. Each of the StoneMor Entities has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which returns are correct and complete in all material respects, and has timely paid all taxes due thereon, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect.

(ll) Books and Records. Each Partnership Entity (i) makes and keeps books and records which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets and (ii) maintains internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s general or specific authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(mm) Foreign Corrupt Practices Act, Etc. No StoneMor Entity, nor any director, officer, agent, employee or other person associated with or acting on behalf of any StoneMor Entity, has used any partnership, limited liability company or corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from partnership, limited liability company or corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(nn) Environmental Compliance. The Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(oo) Sufficiency of the Transaction Documents. The Transaction Documents were or will be legally sufficient to transfer or convey to the Operating Company and to the Operating Subsidiary all properties not already held by them that are, individually or in the aggregate, required to enable the Operating Company and the Operating Subsidiaries to conduct their operations (in all material respects as contemplated by the Prospectus), subject to the conditions, reservations and limitations contained in the Transaction Documents and those set forth in the Prospectus. The Operating Company and each Operating Subsidiary, as the case may be, upon execution and delivery of the Transaction Documents, succeeded or will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership included in the Prospectus, except as disclosed in the Prospectus and the Transaction Documents.

(pp) Permits. Each of the Partnership Entities has, or at each Delivery Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; except as set forth in the Prospectus, each of the Partnership Entities has, or at each Delivery Date will have, fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Prospectus, none of such permits contains, or at each Delivery Date will contain, any restriction that is materially burdensome to the Partnership Entities considered as a whole.

(qq) Private Placement. The sale and issuance of (i) the Sponsor Units to CFSI LLC, (ii) the Incentive Distribution Rights to the General Partner pursuant to the Partnership Agreement and (iii) the Notes pursuant to the Note Purchase Agreement are exempt from the registration requirements of the Securities Act, the Rules and Regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption.

(rr) No Distribution of Other Offering Materials. The Partnership Entities have not distributed and, prior to the later to occur of (i) the First Delivery Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

(ss) NASDAQ National Market Listing. The Units have been approved for listing on the NASDAQ National Market, subject only to official notice of issuance.

(tt) Investment Company; Public Utility Holding Company. None of the Partnership Entities is now, and after the sale of the Units to be sold by the Partnership hereunder and the application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds” will be, (i) an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended or (ii) a “public utility company,” a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” thereof, under the Public Utility Holding Company Act of 1935, as amended.

(uu) Directed Unit Sales. None of the Directed Units (as defined in Section 3 hereof) distributed in connection with the Directed Unit Program (as defined in Section 3 hereof) will be offered or sold outside of the United States. None of the StoneMor Entities has offered, or caused the Underwriters to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the StoneMor Entities to alter the customer’s or supplier’s level or type of business with the StoneMor Entities, or (ii) a trade journalist or publication to write or publish favorable information about the StoneMor Entities or their products or services.

(vv) Brokers. Except as described in the Prospectus, there are no contracts, agreements or understandings between any StoneMor Party and any person that would give rise to a valid claim against any StoneMor Party or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ww) Market Stabilization. The Partnership has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

2. Purchase of the Units by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell the Firm Units to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional Units, as the Underwriters may determine.

In addition, the Partnership grants to the Underwriters an option to purchase up to [            ] Option Units. Such option is granted for the purpose of covering over-allotments in the sale of Firm Units and is exercisable as provided in Section 4 hereof. Option Units shall be purchased severally for the account of the Underwriters in proportion to the number of Firm Units set forth opposite the names of such Underwriters in Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Units shall be adjusted by the Underwriters so that no Underwriter shall be obligated to purchase Option Units other than in 100 Common Unit amounts.

The price of both the Firm Units and any Option Units shall be $[            ] per Common Unit.

The Partnership shall not be obligated to deliver any of the Units to be delivered on any Delivery Date, except upon payment for all the Units to be purchased on such Delivery Date as provided herein.

3. Offering of Units by the Underwriters. Upon authorization by the Underwriters of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

It is understood that up to [            ] of the Firm Units (“Directed Units”) will initially be reserved by the Underwriters for offer and sale to employees and persons having business relationships with the Partnership and its direct and indirect wholly owned subsidiaries (“Directed Unit Participants”) upon the terms and conditions set forth in the Prospectus (the “Directed Unit Program”) and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”), and that any allocation of such Directed Units among such persons will be made in accordance with timely directions received by Lehman Brothers Inc. from the Partnership. Under no circumstances will Lehman Brothers Inc. or any Underwriter be liable to the StoneMor Parties or to any Directed Unit Participant for any action taken or omitted to be taken in good faith in connection with such Directed Unit Program. To the extent that any Directed Units are not affirmatively reconfirmed for purchase by any Directed Unit Participant on or immediately after the date of this Agreement, such Directed Units may be offered to the public as part of the public offering contemplated hereby.

4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at the offices of Vinson & Elkins L.L.P., Houston, Texas, at 10:00 A.M., Houston time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriters and the Partnership. This date and time are sometimes referred to as the “First Delivery Date.” On the First Delivery Date, the Partnership shall cause its transfer agent to deposit as original issue the Firm Units pursuant to the Full Fast Delivery Program of The Depository Trust Company (“DTC”) for the account of each Underwriter against payment to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Partnership by the Underwriters. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Underwriters, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Option Units are delivered are sometimes referred to as a “Second Delivery Date” and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of and payment for the Option Units shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Underwriters and the Partnership) at 10:00 A.M., New York City time, on such Second Delivery Date. On such Second Delivery Date, the Partnership shall cause its transfer agent to deposit as original issue the Option Units pursuant to the Full Fast Delivery Program of the DTC for the account of each Underwriter against payment to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder.

5. Further Agreements of the StoneMor Parties. Each of the StoneMor Parties, jointly and severally, covenants and agrees with each Underwriter:

(a) Preparation of Prospectus and Registration Statement. To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(b) Signed Copies of Registration Statements. To furnish promptly to each of the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(c) Copies of Documents to Underwriters. To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Underwriters and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

(d) Filing of Amendment or Supplement. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Partnership or the Underwriters, be required by the Securities Act or requested by the Commission. Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing, which shall not be unreasonably withheld or delayed.

(e) Reports to Security Holders. As soon as practicable after the Effective Date, to make generally available to the Partnership’s security holders and to deliver to the Underwriters an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158).

(f) Copies of Reports. For a period of two years following the Effective Date, to furnish or to make available via the Commission’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) System to the Underwriters a copy of all materials furnished by the Partnership to its security holders (excluding any periodic income tax reporting materials) and all public reports and all reports and financial statements furnished by the Partnership to the principal national securities exchange upon which the Units may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

(g) Qualifications. Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to qualify as a foreign limited partnership or to file a general consent to service of process in any jurisdiction.

(h) Lock-up Period; Lock-up Letters. For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than the Common Units issued pursuant to employee benefit plans, unit purchase plans, qualified unit option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters, other than in connection with the public offering contemplated hereby. The General Partner shall cause each executive officer and director of the General Partner to furnish to the Underwriters, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, in each case for a period of 180 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc. on behalf of the Underwriters.

(i) NASDAQ National Market Listing. To apply for the listing of the Units on the NASDAQ National Market, and to use its best efforts to effect that listing, subject only to official notice of issuance, prior to the First Delivery Date.

(j) Application of Proceeds. To apply the net proceeds from the sale of the Units as set forth in the Prospectus.

(k) Investment Company. To take such steps as shall be necessary to ensure that no Partnership Entity, nor any subsidiary thereof, shall become an “investment company” as defined in the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

(l) Directed Units Program. In connection with the Directed Unit Program, to ensure that the Directed Units will be restricted to the extent required by the NASD or the rules of such association from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement, and Lehman Brothers Inc. will notify the Partnership as to which Directed Unit Participants will need to be so restricted. At the request of Lehman Brothers Inc., the Partnership will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

(m) Rule 463. To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

6. Expenses. Each of the StoneMor Parties covenants and agrees with one another and with the Underwriters that the Partnership will pay or cause to be paid (a) the costs incident to the authorization, issuance, sale and delivery of the Units and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereto (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (e) the costs and charges of any transfer agent or registrar; (f) the costs of producing and distributing this Agreement, any supplemental agreement among the Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (g) the filing fees incident to securing the review by the NASD of the terms of sale of the Units; (h) any applicable listing or other fees; (i) the fees and expenses of qualifying the Units under the securities laws of the several jurisdictions as provided in Section 5(g) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (j) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the Directed Unit Program described in Section 3; (k) the costs and expenses of the StoneMor Parties relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the appropriate StoneMor Parties and any such consultants; (l) an advisory fee of up to $750,000 to Lehman Brothers Inc. for advisory services in connection with the evaluation, analysis and structuring of the Partnership; and (m) all other costs and expenses incident to the performance of the obligations of the StoneMor Parties under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the StoneMor Parties contained herein, to the performance by the StoneMor Parties of their obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

(b) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Operative Agreements, the Common Units, the Subordinated Units, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement, the transactions contemplated hereby and the Transactions shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the StoneMor Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) Vinson & Elkins L.L.P. shall have furnished to the Underwriters their written opinion, as counsel to the Partnership Entities, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters, to the effect set forth on Exhibit B hereto.

(d) Blank Rome LLP shall have furnished to the Underwriters their written opinion, as special counsel to the Partnership Entities, regarding matters involving the laws of Delaware, Maryland, New Jersey and Pennsylvania, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters, to the effect set forth on Exhibit C hereto.

(e) Each of the following law firms shall have furnished the Underwriters their written opinion, as special counsel to the Partnership Entities, regarding matters involving the law of the states indicated, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Underwriters, to the effect set forth on Exhibit D hereto:

(i) Bradley Arant Rose & White LLP as to Alabama;

(ii) Boult, Cummings, Conners & Berry, PLC as to Tennessee;

(iii) Christian Barton LLP as to Virginia;

(iv) Keating, Muething & Klekamp, P.L.L. as to Ohio;

(v) Morgan Lewis Bockius as to New York;

(vi) McGuire Woods LLP as to Georgia;

(vii) Spillman Thomas & Battle as to West Virginia; and

(viii) Tillinghast Licht as to Rhode Island.

(f) The Underwriters shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the StoneMor Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) At the time of execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP a letter or letters, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) With respect to the letter or letters of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letters”), the Partnership shall have furnished to the Underwriters a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

(i) Each of MDC, Cornerstone LLC, CFSI LLC, the General Partner and the Operating Company, on behalf of itself and its direct and indirect subsidiaries, shall have furnished to the Underwriter, a certificate dated such Delivery Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

(i) the representations, warranties and agreements of the StoneMor Parties in Section 1 are true and correct as of such Delivery Date; the

StoneMor Parties have complied with all their agreements contained herein; and the conditions set forth herein have been fulfilled;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission;

(iii) no event contemplated by subsection (j) of this Section 7 in respect of the Partnership Entities shall have occurred; and

(iv) they have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus which has not been so set forth.

(j) Since the date of the latest audited financial statements included in the Prospectus (A) none of the Partnership Entities (including any direct or indirect predecessors in connection with the Mergers) shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree, otherwise than as set forth or contemplated in the Prospectus, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree that is materially adverse to the Partnership Entities, taken as a whole, and (B) there shall not have been any change in the capitalization or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, partners’ equity, members’ equity, results of operations business or prospects of the Partnership Entities, other than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such), including, without limitation, as a result of terrorist activities after the date hereof, as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) The NASDAQ National Market shall have approved the Units for listing, subject only to official notice of issuance.

(m) All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

(n) The Underwriters shall have received evidence satisfactory to them that each of the Transactions shall have occurred or will occur as of the First Delivery Date, including the concurrent closing of the issuance and sale of the Notes contemplated by the Note Purchase Agreement and the borrowings under the Credit Agreement, in each case as described in the Prospectus without modification, change or waiver, except for such modifications, changes or waivers as have been specifically identified to the Underwriters and which, in the judgment of the Underwriters, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units on the First Delivery Date on the terms and in the manner contemplated in the Prospectus.

8. Indemnification and Contribution.

(a) The StoneMor Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units, including any roadshow or investor presentations made to investors by the Partnership (whether in person or electronically) (the “Marketing Materials”); (ii) the omission or alleged omission to state in the Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the omission or alleged omission to state in any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iv) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i), (ii) or (iii) above (provided that the StoneMor Parties shall not be liable under this clause (iv) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the StoneMor Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the StoneMor Parties may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

In connection with the offer and sale of the Directed Units, the StoneMor Parties, jointly and severally, agree to indemnify and hold harmless Lehman Brothers Inc. (including its officers and employees) and each person, if any, who controls Lehman Brothers Inc. within the meaning of the Securities Act (“Lehman Brothers Entities”), from and against any loss, claim, damage, expense, liability or any action in respect thereof to which any of the Lehman Brothers Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of any StoneMor Party for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (iii) is otherwise related to the Directed Unit Program, other than losses, claims, damages or liabilities (or expenses relating thereto) finally judicially determined to have resulted directly from the bad faith, willful misconduct or gross negligence of Lehman Brothers Inc. The StoneMor Parties, jointly and severally, shall reimburse the Lehman Brothers Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the StoneMor Parties, their respective officers and employees, each of their respective directors and managers, and each person, if any, who controls any StoneMor Party within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the StoneMor Party or any such director, manager, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (ii) the omission or alleged omission to state in the Registration Statement, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the omission or alleged omission to state in any Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e), and shall reimburse the StoneMor Party and any such director, manager, officer or controlling person for any legal or other expenses reasonably incurred by the StoneMor Party or any such director, manager, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the StoneMor Parties or any such director, manager, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall have the right to employ counsel to represent jointly the Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the StoneMor Parties under this Section 8 if, in the reasonable judgment of the Underwriters, it is advisable for the Underwriters, directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the StoneMor Parties. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(a) hereof in respect of such claim or action, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for the Lehman Brothers Entities for the defense of any loss, claim, damage, liability or action arising out of the Directed Unit Program. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the StoneMor Parties on the one hand and the Underwriters on the other from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the StoneMor Parties on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the StoneMor Parties on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Units under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the StoneMor Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The StoneMor Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the StoneMor Parties acknowledge that the statements with respect to the public offering of the Units by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of the Prospectus, the statements in the table following the first paragraph, and the concession and reallowance figures in the [fifth] paragraph and the statements in the [ninth, tenth, eleventh, twelfth, seventeenth and nineteenth] paragraphs appearing under the caption “Underwriting” in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the StoneMor Parties by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

9. Defaulting Underwriters.

If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Units set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set opposite the names of all the remaining non-defaulting Underwriters in

Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Delivery Date if the total number of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Units which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Underwriters who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Underwriters do not elect to purchase the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or the StoneMor Parties, except that the Partnership will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Units which a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership for damages caused by its default. If other Underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the non-defaulting Underwriters or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Underwriters by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(j) or 7(k), shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the StoneMor Parties to perform any agreement on their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the StoneMor Parties is not fulfilled, the StoneMor Parties will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and, upon demand, the StoneMor Parties shall pay the full amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the StoneMor Parties shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to any of the StoneMor Parties, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention:                              (Fax:                     );

(b) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 101 Hudson Street, Jersey City, New Jersey 07302, Attention: Syndicate Department (Fax: (201) 524-5980), with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 15th Floor, New York, New York 10022; provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Underwriters, which address will be supplied to any other party hereto by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The StoneMor Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the StoneMor Parties, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the StoneMor Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors and managers of the StoneMor Parties, officers of the StoneMor Parties who have signed the Registration Statement and any person controlling the StoneMor Parties within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

14. Survival. The respective indemnities, representations, warranties and agreements of the StoneMor Parties and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

15. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York.

17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the StoneMor Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, STONEMOR PARTNERS L.P.

By:	StoneMor GP LLC its general partner

By: Name: Title:

STONEMOR GP LLC

By: Name: Title:

STONEMOR OPERATING LLC

By: Name: Title:

CFSI LLC

By: Name: Title:

CORNERSTONE FAMILY SERVICES LLC

By: Name: Title:

McCOWN DE LEEUW & CO.

By: Name: Title:

Accepted:

LEHMAN BROTHERS INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

UBS SECURITIES, LLC

RAYMOND JAMES & ASSOCIATES, INC.

By:    LEHMAN BROTHERS INC.

By: Name:
Title:	Authorized Representative

SCHEDULE 1

Underwriter	Number of Firm Units to Be Purchased
Lehman Brothers Inc
Merrill Lynch, Pierce, Fenner & Smith, Incorporated UBS Securities LLC Raymond James & Associates, Inc.
TOTAL:

SCHEDULE 2

Management

Owners of General Partner

Name	Profit Interest in General Partner
[names].

SCHEDULE 3

Owners of the Cornerstone Family Services LLC

Owner	% Membership Interest

SCHEDULE 4

Operating Subsidiaries

Entity Name	Jurisdiction of Formation	Operating Corporation (C) or Operating LLC (LLC)	Issued and Outstanding Equity Interests and Owner(s) Thereof	Subsidiaries
[list of Operating Subsidiaries]

Exhibit A

LOCK-UP LETTER AGREEMENT

Lehman Brothers Inc.

Merrill Lynch, Pierce Fenner & Smith, Incorporated

UBS Securities LLC

Raymond James & Associates, Inc.

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by you and such other firms (the “Underwriters”) of common units (the “Common Units”) representing limited partner interests in StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Common Units owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, for a period of 180 days after the date of the final Prospectus relating to the Offering.

In furtherance of the foregoing, the Partnership and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

A-1

It is understood that, if the Partnership notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from [his] obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name: Title:

Dated:                          , 2004

A-2

Exhibit B

Opinion of Vinson & Elkins L.L.P.

1. Formation and Qualification of Partnership. The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Delaware LP Act with all partnership power and authority necessary to own or lease its properties, to assume the liabilities assumed or being assumed by it pursuant to the Transaction Documents and to conduct its business, in each case in all material respects as described in the Registration Statement and Prospectus. The Partnership is duly registered or qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction set forth under its name on Annex I to this opinion.

2. Formation and Qualification of the General Partner and the Operating Company. Each of the General Partner and the Operating Company has been duly formed and is validly existing as a limited liability company in good standing under the Delaware LLC Act with all limited liability company power and authority necessary to own or lease its properties, to assume the liabilities assumed or being assumed by it pursuant to the Transaction Documents and to conduct its business, in each case in all respects as described in the Registration Statement and Prospectus. The General Partner has all necessary limited liability company power and authority to act as the general partner of the Partnership, in all material respects as described in the Registration Statement and Prospectus. Each of the General Partner and the Operating Company is duly registered or qualified to do business as a foreign limited partnership and is in good standing as a foreign limited partnership in each jurisdiction set forth under its name on Annex I to this opinion.

3. Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, charges and other claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

4. Ownership of the Sponsor Units and the Incentive Distribution Rights. The Sponsor Units, the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 of the Delaware LP Act and otherwise by matters described in the Prospectus under the caption “The Partnership Agreement—Limited Liability”); and CFSI LLC owns [                ] Common Units and [                ] Subordinated Units, and the General Partner owns 100% of the Incentive Distribution Rights, in each case, free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, charges and other claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming CFSI LLC or the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware, or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

5. Valid Issuance of the Units. The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly and validly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 of the Delaware LP Act and otherwise by matters described in the Prospectus under the caption “The Partnership Agreement—Limited Liability”); and, other than the Sponsor Units owned by CFSI LLC and the Incentive Distribution Rights owned by the General Partner, the Units will be the only limited partner interests of the Partnership issued and outstanding at the applicable Delivery Date.

6. Ownership of the General Partner. CFSI LLC is the sole member of the General Partner with a 100% membership interest in the General Partner and [Cornerstone LLC and Management own a             % and             % profits interest, respectively, in the General Partner]; such membership and profits interests have been duly authorized and validly issued in accordance with the General Partner Operating Agreement and are fully paid (to the extent required under the General Partner Operating Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and CFSI LLC, Cornerstone LLC and Management own such membership and profits interests free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, charges and other claims (i) in respect of which a financing statement under the Uniform Commercial Code of the (a) State of Delaware naming CFSI LLC or Cornerstone LLC or (b) location (as defined in Section 9-307 of the applicable Uniform Commercial Code) of each member of Management naming each members of Management, in each case, as debtor is on file as of a recent date in the applicable office of each state or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

7. Ownership of the Operating Company. The Partnership is the sole member of the Operating Company with a 100% membership interest in the Operating Company; such membership interest has been duly authorized and validly issued in accordance with the Operating Company Operating Agreement and is fully paid (to the extent required under the Operating Company Operating Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interest free and clear of all liens, encumbrances (except restrictions on transferability as described in the Prospectus), security interests, charges and other claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

8. No Preemptive Rights, Registration Rights or Options. Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of the General Partner, the Partnership or the Operating Company, in each case pursuant to the General Partner Operating Agreement, the Partnership Agreement or the Operating Company Operating Agreement or, to the knowledge of such counsel, any other agreement or instrument listed as an exhibit to the Registration Statement to which the General Partner, the Partnership or the Operating Company is a party or by which any of them may be bound. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the General Partner, the Partnership or the Operating Company other than as provided in the Prospectus and the Partnership Agreement or as have been waived. To such counsel’s knowledge, except as described in the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units, Subordinated Units or other interests in the Partnership or (B) any membership interests in the General Partner or the Operating Company.

9. Authority. The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement, (ii) the Sponsor Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement [and the Contribution Agreement] and (iii) the Notes, in accordance with and upon the terms and conditions set forth in the Note Purchase Agreement.

10. Enforceability of Agreement. This Agreement has been duly authorized, executed and delivered by each of the StoneMor Parties.

11. Enforceability of Other Agreements.

(a) The General Partner Operating Agreement has been duly authorized, executed and delivered by CFSI LLC and is a valid and legally binding agreement of CFSI LLC, enforceable against CFSI LLC in accordance with its terms;

(b) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the Organizational Limited Partner (as defined in the Partnership Agreement) and is a valid and legally binding agreement of the General Partner and the Organizational Limited Partner, enforceable against the General Partner and the Organizational Limited Partner in accordance with its terms;

(c) the Operating Company Operating Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(d) the Omnibus Agreement has been duly authorized, executed and delivered by each of [describe MDC parties], the General Partner,

the Partnership, CFSI LLC and the Operating Company and is a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

(e) the Notes and the Note Purchase Agreement has been duly authorized, executed and delivered by the Partnership, the Operating Company and the Operating Subsidiaries and is valid and legally binding agreements of the Partnership, the Operating Company and the Operating Subsidiaries, enforceable against the Partnership, the Operating Company and the Operating Subsidiaries in accordance with their respective terms;

provided that, with respect to each agreement described in this paragraph 11, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

12. No Conflicts. None of the offering, issuance and sale by the Partnership of the Units being delivered at such Delivery Date, the offering, issuance and sale by the Partnership of the Notes, the execution, delivery and performance of this Agreement or the Operative Agreements by the StoneMor Entities that are parties hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) will conflict with, result in a breach, default or violation ( and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Entities pursuant to, (i) the certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws of the General Partner, the Partnership or the Operating Company, (ii) any other agreement filed as an exhibit to the Registration Statement or (iii) the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”), federal law or the laws of the State of New York, which breaches, violations defaults or liens, in the case of clauses (ii) or (iii), would reasonably be expected to have a Material Adverse Effect, or could materially impair the ability of any of the StoneMor Parties to perform their obligations under this Agreement or the Operative Agreements.

13. No Consents. No consent, approval, authorization, order, registration, notice, filing or qualification (“consent”) with any governmental authority under the Delaware LP Act, the Delaware LLC Act, the DGCL, federal law or the laws of the State of New York is required in connection with the offering, issuance and sale by the Partnership of the Units or the Notes, the execution, delivery and performance of this Agreement and the Operative Agreements by the StoneMor Entities that are parties hereto and thereto or the consummation by the StoneMor Entities of the transactions contemplated hereby and thereby (including the Transactions), except (i) for such consents required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents that have been obtained or made, (iii) for such consents that (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement or the Operative Agreements and (C) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions (other than those contemplated by the Credit Agreement and the Note Purchase Agreement), (iv) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, or (v) as disclosed in the Prospectus.

14. Descriptions and Summaries. The statements in the Registration Statement and Prospectus under the captions “Cash Distribution Policy,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Existing Credit Agreement,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources—New Credit Agreement,” “Business—Regulation,” “Business—Environmental Regulations and Liabilities,” “Certain Relationships and Related Transactions,” “Conflicts of Interest and Fiduciary Responsibilities,” “Description of the Common Units,” “Description of the Subordinated Units,” “The Partnership Agreement” and “Investment in StoneMor Partners L.P. by Employee Benefit Plans,” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions are accurate and complete in all material respects; and the Common Units, the Subordinated Units, the Incentive Distribution Rights and the Notes conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus under the captions “Prospectus Summary—The Offering,” “Cash Distribution Policy,” “Description of the Common Units,” “Description of the Subordinated Units” and “The Partnership Agreement.”

15. Legal Proceedings or Contracts to be Described or Filed. To the knowledge of such counsel, (i) there are no legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement or the Prospectus but are not so described as required, and (ii) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act.

16. Tax Opinion. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

17. Effectiveness of Registration Statement. The Registration Statement was declared effective under the Securities Act on [                    ], 2004; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or the Rule 462(b) Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

18. Form of Registration Statement and Prospectus. The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Partnership prior to such Delivery Date (except for the financial statements and the notes and schedules thereto, and other financial and statistical data included in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

19. Private Placement. The offer, sale and issuance of (i) the Sponsor Units to CFSI LLC, (ii) the Incentive Distribution Rights to the General Partner pursuant to the Partnership Agreement and (iii) the Notes pursuant to the Note Purchase Agreement are exempt from the registration requirements of the Securities Act.

20. Investment Company; Public Utility Holding Company. None of the Partnership Entities is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or a “public utility company” or a “holding company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the StoneMor Parties, representatives of the independent public accountants of the Partnership and representatives of the Underwriters, at which the contents of the Registration Statement and Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except to the extent specified in paragraph 14 above), on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon (ii) the other financial and statistical data included therein, as to which such counsel need express no belief) at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon, and (ii) the other financial and statistical data included therein, as to which such counsel need express no belief) as of its issue date and as of such Delivery Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the StoneMor Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the laws of the State of New York, the Delaware LP Act, the Delaware LLC Act and the DGCL, (D) with respect to the opinions expressed in paragraphs 1 and 2 above as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the General Partner, the Partnership and the Operating Company, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Annex I (each of which will be dated not more than fourteen days prior to such Delivery Date and shall be provided to the Underwriters), (E) state that they express no opinion with respect to any permits to own or operate any real or personal property, (F) state that they express no opinion with respect to the title of any of the StoneMor Entities to any of their respective real or personal property purported to be transferred by the Contribution Documents or the Contribution Agreement nor with respect to the accuracy or descriptions of real or personal property and (G) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the StoneMor Entities may be subject.

Exhibit C

Opinion of Blank Rome LLP

1. Formation of Cornerstone LLC and CFSI LLC. Each of Cornerstone LLC and CFSI LLC has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all limited liability company power and authority necessary to own or lease its properties, to assume the liabilities assumed or being assumed by it pursuant to the Transaction Documents and to conduct its business, in each case in all material respects as described in the Registration Statement and the Prospectus.

2. Qualification of Partnership Entities. Each of the Partnership Entities [that the character of the business conducted by it or the nature or location of the properties owned or leased by it requires registration or qualification in the States of Delaware, Maryland, New Jersey and Pennsylvania, as applicable,] is duly qualified and registered as a foreign [limited partnership] [,] [corporation] [or] [limited liability company] in the States of Delaware, Maryland, New Jersey and Pennsylvania, as applicable, and is in good standing under the laws of the States of Delaware, Maryland, New Jersey and Pennsylvania, as applicable.

3. Ownership of Cornerstone LLC. MDC, Management and the entities and individuals set forth on Schedule 3 hereto own a 90.8%, 3.9% and 5.3% membership interest, respectively, in Cornerstone LLC; such membership interests are duly authorized and validly issued in accordance with the Cornerstone LLC Operating Agreement, and MDC, Management and the entities or individuals set forth on Schedule 3 hereto own such membership interests free and clear of all liens, encumbrances, security interests, charges and other claims (i) in respect of which a financing statement under the Uniform Commercial Code of the (a) State of [California] naming MDC, (b) location (as defined in Section 9-307 of the applicable Uniform Commercial Code) of each member of Management naming each member of Management, and (c) location (as defined in Section 9-307 of the applicable Uniform Commercial Code) of each individual or entity listed on Schedule 3 naming each such individual or entity, in each case, as debtor is on file as of a recent date in the applicable office of state, or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

4. Ownership of the CFSI LLC. Cornerstone LLC, MDC and Management own a 85%, 11.3% and 3.7% common membership interest, respectively, in CFSI LLC and MDC and Management own a 96.3% and 3.7% preferred membership interest, respectively, in CFSI LLC; such membership interests have been duly authorized and validly issued in accordance with the CFSI LLC Operating Agreement, and Cornerstone LLC, MDC and Management own such membership interests free and clear of all liens, encumbrances, security interests, charges and other claims (i) in respect of which a financing statement under the Uniform Commercial Code of the (a) State of Delaware naming CFSI LLC, (b) State of [California] naming MDC, and (c) location (as defined in Section 9-307 of the applicable Uniform Commercial Code) of each member of Management naming each member of Management, in each case, as debtor is on file as of a recent date in the applicable office of each state or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

5. Ownership of Operating Corporations. The owners of the stock of each Operating Corporation incorporated under the laws of the States of Delaware, Maryland, New Jersey and Pennsylvania are set forth on Annex I to this opinion provided that the non-profit entities identified on Annex I do not have any owners; all such stock has been duly authorized and validly issued in accordance with the applicable Operating Corporations Operative Documents and is fully paid (to the extent required under the applicable Operating Company Operative Document) and nonassessable; and each owner owns such stock free and clear of all liens, encumbrances, security interests, charges and other claims (i) in respect of which a financing statement under the Uniform Commercial Code of the location (as defined in Section 9-307 of the applicable Uniform Commercial Code) of each individual or entity listed on such schedule naming each such individual or entity as debtor is on file as of a recent date in the applicable office of each state or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the applicable state corporation laws.

6. Ownership of Operating LLCs. The owners of the membership interests of each Operating LLC formed under the laws of the States of Delaware, Maryland, New Jersey and Pennsylvania are set forth on Annex I to this opinion provided that the non-profit entities identified on Annex I do not have any owners; all such membership interests have been duly authorized and validly issued in accordance with the applicable Operating LLCs Operative Document and are fully paid (to the extent required under the applicable Operating LLCs Operative Document) and nonassessable (except as such nonassessability may be affected by the limited liability company laws applicable to such Operating LLC); and each owner owns such membership interest free and clear of all liens, encumbrances, security interests, charges and other claims (i) in respect of which a financing statement under the Uniform Commercial Code of the location (as defined in Section 9-307 of the applicable Uniform Commercial Code) of each individual or entity listed on such schedule naming each such individual or entity as debtor is on file as of a recent date in the applicable office of each state or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the applicable state limited liability laws.

7. Effectiveness of Mergers and Conversions. Each of the Mergers and Conversions set forth on Annex II to this opinion became effective under the laws of the States of Delaware, Maryland, New Jersey and Pennsylvania, as applicable, prior to the date of this Agreement.

8. No Preemptive Rights, Registration Rights or Options. To the knowledge of such counsel, except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any equity securities of any of the Partnership Entities, in each case pursuant to any agreement or instrument (other than the General Partner Operating Agreement, the Partnership Agreement, the Operating Company Operating Agreement and those agreements and instruments listed as exhibits to the Registration Statement) to which any Partnership Entity is a party or by which any of them may be bound. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of any of the Operating Subsidiaries other than as provided in the Prospectus and the Partnership Agreement or as have been waived. To such counsel’s knowledge, except as described in the Prospectus, there are no outstanding options or warrants to purchase any shares of stock or membership interests, as applicable, in any Operating Subsidiary.

9. Power and Authority. Each of the Partnership, the Operating Company and the Operating Subsidiaries has all requisite power and authority as a limited partnership, corporation or limited liability company, as the case may be, under the laws of the States of Delaware, Maryland, New Jersey and Pennsylvania to own or lease its properties and to conduct its business in the States of Delaware, Maryland, New Jersey and Pennsylvania, in each case in all material respects to the same extent as described or otherwise disclosed in the Prospectus.

10. Enforceability. Each of the Operative Agreements and the trust agreements set forth on Annex III attached to this opinion is a valid and legally binding agreement of the parties thereto under the laws of the States of Delaware, Maryland, New Jersey and Pennsylvania, as applicable, enforceable in accordance with its terms, assuming the due authorization, execution and delivery thereof by all parties thereto, to the extent it is a valid and legally binding agreement under the applicable law as stated therein and that such law applies thereto, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and each of the Contribution Documents is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in the States of Delaware, Maryland, New Jersey and Pennsylvania, as applicable, as described in the Contribution Documents subject to the conditions, reservations and limitations contained in the Contribution Documents, except motor vehicles or other property requiring conveyance of certificated title as to which the Contribution Documents are legally sufficient to compel delivery of such certificated title; and each of the Merger and Conversion Documents is in a form legally sufficient to transfer all real and personal property owned by the applicable non-surviving StoneMor Entities organized under the laws of the States of Delaware, Maryland, New Jersey and Pennsylvania, as applicable, to the applicable surviving entities organized under the laws of the States of Delaware, Maryland, New Jersey and Pennsylvania, as applicable, by operation of law.

11. No Conflicts. None of the offering, issuance and sale by the Partnership of the Units being delivered at such Delivery Date, the offering, issuance and sale by the Partnership of the Notes, the execution, delivery and performance of this Agreement or the Operative Agreements by the StoneMor Entities that are parties hereto or thereto, or the consummation of the transactions contemplated hereby and thereby (including the Transactions) will conflict with, result in a breach, default or violation ( and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Entities pursuant to, (i) the certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws of CFSI LLC, Cornerstone LLC, MDC or the Operating Subsidiaries organized under the laws of the States of Delaware, Maryland, New Jersey or Pennsylvania, (ii) any agreement, lease or other instrument known to such counsel (excluding any agreement filed as an exhibit to the Registration Statement) to which any of the StoneMor Entities or any of their properties may be bound, (iii) any order, judgment, decree or injunction known to such counsel of any court or governmental agency or body directed to any of the StoneMor Entities or any of their properties in a proceeding to which any of them or their property is subject or (iv) the laws of the States of Delaware, Maryland, New Jersey or Pennsylvania, which breaches, violations or defaults, in the case of clauses (ii), (iii) or (iv), would reasonably be expected to have a Material Adverse Effect, or could materially impair the ability of any of the StoneMor Parties to perform their obligations under this Agreement or the Operative Agreements.

12. No Consents. No consent, approval, authorization, order, registration, notice, filing or qualification (“consent”) with any governmental authority under the laws of the States of Delaware, Maryland, New Jersey or Pennsylvania is required in connection with the offering, issuance and sale by the Partnership of the Units or the Notes, the execution, delivery and performance of this Agreement and the Operative Agreements by the StoneMor Entities that are parties hereto and thereto or the consummation by the StoneMor Entities of the transactions contemplated hereby or thereby (including the Transactions), except (i) for such consents required under the state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents that have been obtained or made, (iii) for such consents that (A) are of a routine or administrative nature, (B) are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement or the Operative Agreements and (C) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions (other than those contemplated by the Credit Agreement and the Note Purchase Agreement), (iv) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect, or (v) as disclosed in the Prospectus.

13. No Default. To the knowledge of such counsel after due inquiry, none of the StoneMor Parties (i) is in violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation in any material respect of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, which default or violation in the case of clause (ii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the StoneMor Parties to perform their obligations under this Agreement or the Operative Agreements.

14. Permits. To the knowledge of such counsel after due inquiry, each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; to the knowledge of such counsel after due inquiry, none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have Material Adverse Effect.

15. Title Documents. Each of the Contribution Documents transferring real property (including, without limitation, the form of the exhibits and schedules thereto) is in a form legally sufficient for recordation in the appropriate public offices of the States of Delaware, Maryland, New Jersey and Pennsylvania, as applicable, to the extent such recordation is required to constitute notice to third parties that title to the properties covered thereby is in the applicable StoneMor Entities, and upon proper recordation of the applicable Contribution Documents in the States of Delaware, Maryland, New Jersey and Pennsylvania, as applicable, will constitute notice to all third parties under the recordation statutes of the States of Delaware, Maryland, New Jersey and Pennsylvania, as applicable, concerning record title to the assets covered thereby. The office of [the County Clerk] of each county in which each of the applicable StoneMor Entities owns property is the appropriate public office in the States of Delaware, Maryland, New Jersey and Pennsylvania, as applicable, for the recordation of deeds, assignments and other evidences of title evidencing interests in real property located in such county. Each of the Merger and Conversion Documents is in a form legally sufficient for [filing] [recordation] in the appropriate public offices of the States of Delaware, Maryland, New Jersey and Pennsylvania, as applicable, to the extent that such [filing] [recordation] is required to constitute notice to third parties that title to the properties covered thereby is in the applicable StoneMor Entities, and upon proper [filing] [recordation] of the applicable Merger and Conversion Documents in the States of Delaware, Maryland, New Jersey and Pennsylvania, as applicable, will constitute notice to all third parties under the [recordation] statutes of the States of Delaware, Maryland, New Jersey and Pennsylvania, as applicable, concerning record title to the assets covered thereby. The office of [the Secretary of State] is the appropriate public office in the States of Delaware, Maryland, New Jersey and Pennsylvania, as applicable, for the [filing] [recordation] of the Merger and Conversion Documents.

16. Limited Liability. Upon the consummation of the Transactions, the Partnership will not be liable under the laws of the States of Maryland, New Jersey and Pennsylvania for the liabilities of the Operating Company or the Operating Subsidiaries and the holders of the Units will not be liable under the laws of the States of Maryland, New Jersey and Pennsylvania for the liabilities of the Partnership, the Operating Company or the Operating Subsidiaries, except in each case to the same extent as under the laws of the State of Delaware.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the StoneMor Parties, representatives of the independent public accountants of the Partnership and representatives of the Underwriters, at which the contents of the Registration Statement and Prospectus and related matters were discussed, and although such counsel did not independently verify, is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon and (ii) the other financial and statistical data included therein, as to which such counsel need express no belief) at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than (i) the financial statements included therein, including the notes and schedules thereto and auditors’ reports thereon, and (ii) the other financial and statistical data included therein, as to which such counsel need express no belief) as of its issue date and as of such Delivery Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the StoneMor Parties and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to the laws of the States of Delaware, Maryland, New Jersey and Pennsylvania, (D) state that they express no opinion with respect to the title of any of the StoneMor Parties to any of their respective real or personal property purported to be transferred by the Contribution Documents or the Contribution Agreement nor with respect to the accuracy or descriptions of real or personal property and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the StoneMor Parties may be subject.

Exhibit D

Form of Local Counsel Opinion

[Letterhead of Local Counsel]

                    , 2004

Lehman Brothers Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS Securities, LLC

Raymond James & Associates, Inc.

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Re:	StoneMor Partners L.P.

Ladies and Gentlemen:

We have acted as special [insert applicable state] counsel to StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), and each of the entities listed on Schedule A to this opinion (the “[state] Entities”) in connection with certain transactions (the “Transactions”) contemplated by the Underwriting Agreement dated                     , 2004 (the “Underwriting Agreement”) by and among the Partnership, the General Partner, the Operating Company, CFSI LLC, a Delaware limited liability company, Cornerstone Family Services LLC, a Delaware limited liability company (“Cornerstone LLC”), and McCown De Leeuw & Co., Inc., a [California] corporation (“MDC”) (collectively, the “StoneMor Parties”) and the underwriters listed on Schedule 1 thereto (the “Underwriters”). Capitalized terms used but not defined herein shall have the same meanings given them in the Underwriting Agreement, including terms defined by reference to the Partnership Agreement or the Prospectus (each as defined in the Underwriting Agreement).

The General Partner, the Partnership, the Operating Company and the entities listed on Schedule 4 to the Underwriting Agreement (the “Operating Subsidiaries”) collectively constitute the “Partnership Entities.” The StoneMor Parties and the Operating Subsidiaries (as defined in the Underwriting Agreement) collectively constitute the “StoneMor Entities.” The [state] Entities identified as limited liability companies on Schedule A to this opinion are referred to collectively as the “[state] LLCs.” The [state] Entities identified as corporations on Schedule A are referred to collectively as the “[state] Corporations.” This opinion is being delivered to you pursuant to Section 7(e) of the Underwriting Agreement.

In connection with this opinion, we have examined copies of the following documents:

(a) the Amended and Restated Agreement of Limited Partnership of the Partnership dated __________, 2004;

(b) the limited liability company agreement of the General Partner dated                     , 2004;

(c) the limited liability company agreement of the Operating Company dated                     , 2004;

(d) the constitutive documents of each of the [state] Entities listed on Schedule B to this opinion (collectively, the “Formation Documents”);

(e) the Underwriting Agreement;

(f) the Prospectus;

(g) the Registration Statement;

(h) the merger and conversion documents listed on Schedule C to this opinion (collectively, the “Merger and Conversion Documents”) consisting of each of the merger agreements, limited liability company agreements, and certificates and articles of merger and articles of conversion in [state];

(i) the contribution documents listed on Schedule D to this opinion (collectively, the “Contribution Documents”) consisting of each of the transfer agreements, deeds, assignments, and other conveyance and transfer documents that are related to real or personal property in [state];

(j) the trust agreements listed on Schedule E to this opinion (the “Trust Documents”) consisting of each trust agreement to which any [state] Entity is a party;

(k) the Omnibus Agreement;

(l) the Credit Agreement;

(m) the Note Purchase Agreement;

(n) resolutions of the [Board of Directors], [managers], [members] and [shareholders] of each of the [state] Entities;

(o) certificates of good standing for each of the [state] Entities and for each Partnership Entity qualified to do business in [state] as a foreign limited partnership, limited liability company or corporation, as applicable; and

(p) [other].

We have also examined originals, or copies certified or otherwise identified, of records of the StoneMor Entities, as furnished to us by these entities, certificates of public officials and representatives of the StoneMor Parties, and statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving the opinions set forth below, we have relied upon the certificates of officers or other representatives of the StoneMor Parties with respect to the accuracy of material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic and complete and all documents submitted to us as certified or photostatic copies are true and correct copies of such documents. With respect to the opinions expressed in paragraph 1 below as to the due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, of the Partnership Entities, such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of [state], each of which is dated not more than fourteen days prior to the date hereof, copies of which shall be provided to the Underwriters.

Based on the foregoing, and subject to the further qualifications set forth below, it is our opinion that:

1. Formation and Qualification. Each of the [state] Entities is a [corporation] [or] [limited liability company] duly organized, validly existing and in good standing under the laws of [state]. Each of the Partnership Entities [that the character of the business conducted by it or the nature or location of the properties owned or leased by it requires registration or qualification in [state]] is duly qualified and registered as a foreign [limited partnership] [,] [corporation] [or] [limited liability company] in [state] and is in good standing under the laws of [state].

2. Ownership of [state] Corporations. The owners of the stock of each [state] Corporation are set forth on Schedule A to this opinion; all such stock has been duly authorized and validly issued in accordance with the applicable articles or certificate of incorporation and bylaws of each [state] Corporation (collectively, the “[state] Corporations Operative Documents” and, as to each individual [state] Corporation, the “[state] Corporation Operative Documents”) and are fully paid (to the extent required under the applicable [state] Corporation Operative Document) and nonassessable; and each owner owns such stock free and clear of all liens, encumbrances, security interests, charges and other claims (i) in respect of which a financing statement under the Uniform Commercial Code of the location (as defined in Section 9-307 of the applicable Uniform Commercial Code) of each individual or entity listed on such schedule naming each such individual or entity as debtor is on file as of a recent date in the applicable office of each state or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the [state] corporation laws.

3. Ownership of [state] LLCs. The owners of the membership interests of each [state] LLC are set forth on Schedule A to this opinion; all such membership interests have been duly authorized and validly issued in accordance with the applicable certificate of formation and limited liability company agreement of each [state] LLC (collectively, the “[state] LLCs Operative Documents” and, as to each individual [state] LLC, the “[state] LLC Operative Documents”) and are fully paid (to the extent required under the applicable [state]

LLC Operative Document) and nonassessable (except as such nonassessability may be affected by the limited liability company laws applicable to such [state] LLC); and each owner owns such membership interests free and clear of all liens, encumbrances, security interests, charges and other claims (i) in respect of which a financing statement under the Uniform Commercial Code of the location (as defined in Section 9-307 of the applicable Uniform Commercial Code) of each individual or entity listed on such schedule naming each such individual or entity as debtor is on file as of a recent date in the applicable office of each state or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the [state] limited liability laws.

4. Effectiveness of Mergers and Conversions. Each of the mergers and conversions provided for in the Merger and Conversion Documents became effective under the laws of the [state] prior to the date of the Underwriting Agreement.

5. Power and Authority. Each [state] Entity and each of the Partnership Entities has all requisite power and authority as a [limited partnership] [,] [corporation] [or] [limited liability company], as the case may be, under the laws of [state] to own or lease its properties and to conduct its business in [state], in each case in all material respects to the same extent as described or otherwise disclosed in the Prospectus.

6. Enforceability. Each of the Formation Documents, the Merger and Conversion Documents, Contribution Documents and Trust Documents is a valid and legally binding agreement of the parties thereto under the laws of [state], enforceable in accordance with its terms, assuming the due authorization, execution and delivery thereof by all parties thereto other than the [state] Entities, to the extent it is a valid and legally binding agreement under the applicable law as stated therein and that such law applies thereto, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general application relating to or affecting creditors’ rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and each of the Contribution Documents is in a form legally sufficient as between the parties thereto to convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the properties located in [state], as described in the Contribution Documents subject to the conditions, reservations and limitations contained in the Contribution Documents, except motor vehicles or other property requiring conveyance of certificated title as to which the Contribution Documents are legally sufficient to compel delivery of such certificated title; and each of the Merger and Conversion Documents is in a form legally sufficient to transfer all real and personal property owned by [the applicable non-surviving StoneMor Entities organized under [state] law] to [the applicable surviving entities organized under [state] law] by operation of law.

7. No Conflicts. The execution, delivery and performance of the Formation Documents, the Merger and Conversion Documents, the Contribution Documents and the Trust Documents and consummation of the Transactions by the [state] Entities did not and will not violate: (a) the Formation Documents of any [state] Entity; or (b) any statute or law of [state], or any rule, regulation or, to our knowledge, any order of any Governmental Authority of [state] except, in the case of (b), for any such violations which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the consolidated financial position, partners’ equity, results of operations, business or prospects of the [state] Entities taken as a whole (a “Material Adverse Effect”).

8. Consents. No consent, approval, authorization, order, registration, notice, filing or qualification (“consents”) of, with or to [state] or any political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the government (“Governmental Authority”) of [state] is required for (a) the offering, issuance and sale of the Units and the Notes by the Partnership, (b) the execution and delivery by the applicable StoneMor Entities of the Underwriting Agreement, the Contribution Documents, the Formation Documents, the Merger and Conversion Documents, the Trust Documents, the Omnibus Agreement, the Credit Agreement and the Note Purchase Agreement and the performance of their obligations thereunder, (c) consummation by the StoneMor Entities of the transactions contemplated by the agreements listed in (b) above (including the Transactions) and (d) the conveyance or transfer of the properties located in [state] purported to be conveyed or transferred by operation of law to the applicable [state] Entities pursuant to (i) the Contribution Documents and (ii) the Merger and Conversion Documents except for such consents (A) required under state securities or “Blue Sky” laws, (B) that have been obtained, made or given, (C) which (1) are of a routine or administrative nature, (2) are not customarily obtained or made prior to the consummation of the transactions such as those contemplated by the Underwriting Agreement, the Contribution Documents, the Merger and Conversion Documents, the Trust Documents, the Omnibus Agreement, the Credit Agreement and the Note Purchase Agreement (3) are expected, in the reasonable judgment of the General Partner, to be obtained or made in the ordinary course of business subsequent to the consummation of the Transactions; and (4) that, if not obtained, would not reasonably be expected to have Material Adverse Effect; or (E) as otherwise provided for or disclosed in the Prospectus.

9. Permits. To our knowledge after due inquiry, each of the Partnership Entities has all permits, consents, licenses, franchises, certificates and authorizations of any Governmental Authority of [state] (“permits”) that are necessary to own its properties and to conduct its business in [state] in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such permits which, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and to our knowledge after due inquiry, none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

10. Limited Liability. Upon consummation of the Transactions, the Partnership will not be liable under the laws of [state] for the liabilities of the Operating Company or the Operating Subsidiaries and the holders of the Units will not be liable for the liabilities of the Partnership, the Operating Company or the Operating Subsidiaries under the laws of [state], except in each case to the same extent as such liability would exist under the laws of the State of Delaware.

11. Title Documents. Each of the Contribution Documents transferring real property (including, without limitation, the form of the exhibits and schedules thereto) is in a form legally sufficient for recordation in the appropriate public offices of [state] to the extent such recordation is required to constitute notice to third parties that title to the properties covered thereby is in the applicable [state] Entities, and upon proper recordation of the applicable Contribution Documents in [state], will constitute notice to all third parties under the recordation statutes of [state] concerning record title to the assets covered thereby. The office of [the County Clerk] of each county in which each of the applicable [state] Entities owns property is the appropriate public office in [state] for the recordation of deeds, assignments and other evidences of title evidencing interests in real property located in such county. Each of the Merger and Conversion Documents is in a form legally sufficient for [filing] [recordation] in the appropriate public offices of [state] to the extent that such [filing] [recordation] is required to constitute notice to third parties that title to the properties covered thereby is in the applicable [state] Entities, and upon proper [filing] [recordation] of the applicable Merger and Conversion Documents in [state], will constitute notice to all third parties under the [recordation] statutes of [state] concerning record title to the assets covered thereby. The office of [the Secretary of State] is the appropriate public office in [state] for the [filing] [recordation] of the Merger and Conversion Documents.

The opinions expressed herein are (A) limited to the laws of [state], excepting therefrom municipal and local ordinances and regulations, and (B) intended to express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the StoneMor Entities may be subject.

Each of the StoneMor Parties, the Underwriters, Vinson & Elkins L.L.P. and Baker Botts L.L.P. are hereby authorized to rely upon this opinion in connection with the Transactions as if such opinion were addressed and delivered to them on the date hereof. Subject to the foregoing, no other use or distribution of this opinion may be made without our prior written consent.

Sincerely,

D-6